Exhibit 99.1


                                                    For Immediate Release
                                                        December 22, 2006
                                                  For Information Contact:
                                              Robert O. Bratton 336-318-7883
                                              Lisa B. Boylen    336-626-8300
[LOGO]    FNB UNITED CORP.
_________________________________________________________
P.O. Box 1328, Asheboro, NC 27204                  Phone  336-626-8300
150 South Fayetteville Street, Asheboro, NC 27203  Fax    336-626-8338


 FNB United Corp. Announces Restatement of Financial Statements Due to Earlier
            Overstatement of Estimated Loss on Investment Securities

         FNB United Corp. (NASDAQ:FNBN) today announced that it will restate its historical financial statements for the quarter and nine months ended September 30, 2006. The historical financial statements for these periods and the Form 8-K and related press release of FNB United reporting results for the third quarter of 2006 should no longer be relied upon as a result of an overstatement of an estimated loss on investment securities.

         During the quarter ended September 30, 2006, FNB United restructured its investment portfolio to eliminate certain under-performing investments and to improve the net interest margin. The loss was originally estimated at $812,500, net of income taxes, or $.07 per diluted share. This estimated loss was reflected in the results of operations and financial statements of FNB United for the quarter ended September 30, 2006. The actual loss was $360,000, net of income taxes, or $.03 per diluted share for the quarter ended September 30, 2006. The difference between the estimated loss and the actual loss was attributable to a miscalculation associated with paydowns on mortgage-backed securities.

         The restatement is expected to have the following impact on net income and diluted earnings per share for the third quarter of 2006 and nine months ended September 30, 2006.

                                              As Originally Reported                 As Restated
                                              ----------------------                 ------------
                                                             Diluted                          Diluted
                                                           Earnings Per                     Earnings Per
                                           Net Income         Share         Net Income         Share

       Three Months Ended 9/30/06            $ 2,026          $ 0.18          $ 2,479          $ 0.22
       Nine Months Ended 9/30/06             $ 8,736          $ 0.95          $ 9,189          $ 1.00


         FNB United plans to amend its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 as soon as practicable to reflect the restatement.

         FNB United Corp. is the central North Carolina-based bank holding company for First National Bank and Trust Company - including its divisions First Gaston Bank, Catawba Valley Bank and Northwestern Bank - and Dover Mortgage Company. Opened in 1907, First National (MyYesBank.com) operates 26 community YES! Banks in Archdale, Asheboro, Biscoe, Burlington, China Grove, Ellerbe, Graham, Greensboro, Hillsborough, Kannapolis, Laurinburg, Pinehurst, Ramseur, Randleman, Rockingham, Salisbury, Seagrove, Siler City, Southern Pines and Trinity. It also operates five community offices as First Gaston Bank (firstgaston.com) in Belmont, Dallas, Gastonia, Mt. Holly and Stanley; six community offices as Catawba Valley Bank (catawbavalleybank.com) in Hickory, Mooresville, Newton and Statesville and six community offices as Northwestern Bank of Wilkesboro (nwesternbank.com) in Boone, Millers Creek, Taylorsville, Wilkesboro and West Jefferson. Dover Mortgage Company (dovermortgage.com) operates 10 mortgage production offices in Carolina Beach, Charlotte, Goldsboro, Greensboro, Greenville, Lake Norman, Leland, Raleigh, Waxhaw and Wilmington. Through its subsidiaries, FNB United Corp. offers a complete line of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and internet banking services. The Federal Deposit Insurance Corporation insures deposits up to applicable limits.

         This news release may contain forward-looking statements. Such statements are subject to certain factors that may cause FNB United's results to vary from those expected, including the risks set forth from time to time in FNB United's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. FNB United does not assume any obligation to update these forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

         Factors that might cause such a difference include, but are not limited to, competition from both financial and non-financial institutions; changes in interest rates, deposit flows, loan demand and real estate values; changes in legislation or regulation; changes in accounting principles, policies or guidelines; changes in the securities markets; the timing and occurrence (or non-occurrence) of transactions and events that may be subject to circumstances beyond the control of FNB United; and other economic, competitive, governmental, regulatory and technological factors affecting FNB United specifically or the banking industry or economy generally.

         Source: FNB United Corp.

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